UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2005

Basic Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-32693	54-2091194
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

400 W. Illinois, Suite 800
Midland, Texas		79701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (432) 620-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On December 14, 2005, we completed our initial public offering of 14,375,000 shares of our common stock, par value $.01 per share, including 5,000,000 shares sold by us and 9,375,000 shares sold by selling stockholders as described in our registration statement on Form S-1 (Registration No. 333-127517) and the related final prospectus dated December 8, 2005 filed with the SEC under Rule 424(b) of the Securities Act of 1933.  The shares sold by the selling stockholders included all of the 1,875,000 shares to cover the underwriters’ over-allotment option, which was exercised in full.

The Amended and Restated Bylaws of Basic Energy Services, Inc. became effective December 14, 2005 upon the consummation of the initial public offering, and these final bylaws are attached as Exhibit 3.1 to this report.

This report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction

Item 9.01  Financial Statements and Exhibits.

(c)                                  Exhibits.

1.1

Underwriting Agreement dated December 8, 2005, among Basic Energy Services, Inc., the selling stockholders named therein and Goldman, Sachs & Co. and Credit Suisse First Boston LLC as representatives of the several underwriters named therein.

3.1	Amended and Restated Bylaws dated December 14, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basic Energy Services, Inc.

Date: December 14, 2005	By:	/s/	Alan Krenek
Alan Krenek
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1

Underwriting Agreement dated December 8, 2005, among Basic Energy Services, Inc., the selling stockholders named therein and Goldman, Sachs & Co. and Credit Suisse First Boston LLC as representatives of the several underwriters named therein.

3.1	Amended and Restated Bylaws dated December 14, 2005